UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K
_____________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 24, 2010

LHC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(Address of Principal Executive Offices, including Zip Code)

(337) 233-1307
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2010, LHC Group, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders.  At the 2010 Annual Meeting, the stockholders of the Company approved the Company’s 2010 Long Term Incentive Plan (the “2010 LTIP”).  A total of 1,500,000 shares of the Company’s common stock are reserved and available for issuance pursuant to awards granted under the 2010 LTIP.  A description of the material terms of the 2010 LTIP was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2010.

Item 5.07 Submission of Matters to a Vote of Security Holders

The following matters were acted upon at the 2010 Annual Meeting:

1.	Election of Directors. On the election of four (4) nominees to serve as Class II directors of the Company for a term of three (3) years, expiring at the 2013 Annual Meeting of Stockholders:

Name	For	Withhold Authority	Broker Nonvote
John L. Indest	15,215,975	331,117	1,676,608
Ronald T. Nixon	15,303,928	243,164	1,676,608
W.J. “Billy” Tauzin	14,672,734	874,358	1,676,608
Kenneth E. Thorpe	15,304,187	242,905	1,676,608

2.	Approval and Adoption of the 2010 LTIP. On the approval and adoption of the Company’s 2010 LTIP:

For	Against	Abstain	Broker Nonvote
14,653,860	886,930	6,301	1,676,608

3.
Ratification of Selection of Public Accounting Firm. On the ratification of the selection of KPMG, LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010:

For	Against	Abstain
17,097,539	117,007	9,154

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                LHC GROUP, INC.

By:	/s/ Peter J. Roman
Peter J. Roman
Executive Vice President and Chief
Financial Officer

Dated:           June 29, 2010